Exhibit 99.1

Beeline Expands AI Strategy with Additional Investment in MagicBlocks to Drive Revenue Growth and Global SaaS Opportunity

Providence, Rhode Island – August 21, 2025 – Beeline Holdings, Inc. (Nasdaq: BLNE) (“Beeline”), the fast-growing digital mortgage platform redefining the path to homeownership, today announced a further strategic investment in MagicBlocks, committing an additional $225,000 in its current SAFE round. Beeline, which originally incubated MagicBlocks, holds a 47.6% ownership stake in the company.

Driving Measurable ROI Through AI

Beeline’s AI customer service and sales agent, “Bob”, is powered by proprietary machine-learning technology developed by MagicBlocks. Licensed back to Beeline, Bob has already demonstrated 6X stronger lead conversion rates compared to humans, and in Q2 alone generated $162,000 in new revenue during a limited release.

This early proof of revenue underscores the potential for scalable, recurring revenue streams through AI-driven customer engagement.

Expanding Into Global SaaS

Recognizing the global demand for AI-powered sales and service solutions, Beeline supported the launch of MagicBlocks as an independent SaaS company, co-founded by CEO Jay Stockwell and Lead Developer Sean Clark.

Since its June launch, MagicBlocks has signed 18 clients across multiple industries with over half located outside the U.S., validating the international market opportunity. The platform allows businesses to create fully customized AI agents for sales and service in hours, not weeks—making it one of the few AI platforms capable of near-instant deployment at global scale.

“AI speaks every language, not just English. Every company in the world needs sales and service—and most are looking for efficiency,” said Nick Liuzza, CEO of Beeline. “MagicBlocks gives us a way to build recurring SaaS revenue streams while expanding beyond the U.S. market.”

Strategic Synergies in AI Innovation

Beeline continues to advance its own proprietary AI infrastructure, enhancing efficiency and reducing costs across its mortgage production workflow. The company is also rolling out BlinkQC, an AI-driven quality-control product that accelerates and simplifies compliance with Fannie Mae requirements at lower cost than existing solutions.

MagicBlocks complements this strategy, broadening Beeline’s exposure to the rapidly growing AI SaaS sector while creating new avenues for revenue and international expansion.

“We’re seeing strong international recognition as we perfect our product,” said Jay Stockwell, CEO of MagicBlocks. “Beeline has been a true partner in this journey, and together we are building AI solutions that scale globally.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential future revenue streams and the potential of BlinkQC. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the continued strength of the U.S. economy, changes in interest rates, , the risk that software and technology infrastructure on which Beeline and MagicBlocks depend fail to perform as designed or intended, future competition, regulation of Ai, and the Risk Factors contained in our Form 10-K filed April 15, 2025 and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ir@makeabeeline.com